Exhibit 4.7

Execution Version

AVALANCHE BIOTECHNOLOGIES, INC.

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 16th day of April, 2014, by and among Avalanche Biotechnologies, Inc., a Delaware corporation (the “Company”), those certain holders of the Company’s Common Stock listed on Exhibit A hereto (the “Key Holders”) and the holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and Series B Preferred Stock (the “Series B Preferred Stock” and collectively with the Series A Preferred Stock, the “Preferred Stock”) listed on Exhibit B hereto (the “Investors”).

WITNESSETH

WHEREAS, the Key Holders are the beneficial owners of an aggregate of three million one hundred thousand (3,100,000) shares of the common stock of the Company (the “Common Stock”);

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the Company and the holders of Series A Preferred Stock have previously entered into that certain Voting Agreement dated as of September 7, 2010 (the “Prior Agreement”) and desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, pursuant to Section 3.5 of the Prior Agreement, the Prior Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company, (ii) holders of a majority of the Series A Preferred Stock and (iii) holders of a majority of the Key Holder Shares (as defined in the Prior Agreement) held by Key Holders (as defined in the Prior Agreement) then providing services to the Company as officers or employees (the “Prior Agreement Amendment Requirement”); and

WHEREAS, the execution of this Agreement by the Company and the undersigned Stockholders satisfies the Prior Agreement Amendment Requirement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	VOTING.

1.1 Key Holder Shares; Investor Shares.

(a) The Key Holders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date hereof (hereinafter collectively referred to as the “Key Holder Shares”) subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement.

(b) The Investors each agree to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued or issuable upon conversion of the Preferred Stock) registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

1.2 Election of Directors. On all matters relating to the election and removal of directors of the Company, the Key Holders and the Investors agree to vote all Key Holder Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company’s Board of Directors as follows:

(a) At each election of or action by written consent to elect directors in which the holders of Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect one individual designated by the holders of a majority of the Series A Preferred Stock, which individual shall initially be Steven D. Schwartz (the “Series A Designee”). Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a). Upon the request of any party entitled to designate a director as provided in this Section 1.2(a), each Investor agrees to vote its Investor Shares for the removal of such director.

(b) At each election of directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company, the Key Holders and the Investors shall vote all of their respective Key Holder Shares and Investor Shares (to the extent converted to Common Stock) so as to elect: (i) the person serving as Chief Executive Officer of the Company, which individual shall initially be Thomas W. Chalberg, Jr. and (ii) one (1) individual designated by the holders of a majority of Common Stock held by Key Holders who are then providing services to the Company as officers or employees, if any, which individual shall initially be Mark S. Blumenkranz (together, the “Common Designees”). Any vote taken to remove any director elected pursuant to this Section 1.2(b), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b). In the event that the person serving as the director to be elected as set forth in Section 1.2(b)(i) ceases to serve as the Chief Executive Officer of the Company, each Key Holder agrees to vote its Key Holder Shares for the removal of such director at the request of a majority of the Board of Directors excluding the director to be removed.

1.3 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.4 Legend.

(a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Key Holder Shares and the Investor Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Key Holder Shares or Investor Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Key Holder or Investor holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, such Key Holder or Investor agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate.

1.5 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares or Investor Shares. The Company shall not permit the transfer of any of the Key Holder Shares or Investor Shares on its books or issue a new certificate representing any of the Key Holder Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder or Investor, as applicable.

1.6 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Key Holder and Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares and the Investor Shares, respectively.

1.7 Irrevocable Proxy. To secure the Key Holder’s and the Investor’s obligations to vote the Key Holder Shares and the Investor Shares in accordance with this Agreement, each Key Holder and each Investor hereby appoints the Chairman of the Board of Directors or the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as such Key Holder’s or Investor’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Key Holder’s Key Holder Shares or such Investor’s Investor Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Key Holder or Investor if, and only if, such Key Holder or Investor fails to vote all of such Key Holder’s Key Holder Shares or such Investor’s Investor Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Key Holder’s or Investor’s written consent or signature. The proxy and power granted by each Key Holder and Investor pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Investor Shares or the Key Holder Shares, as the case may be, and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Investor Shares or Key Holder Shares.

1.8 No “Bad Actor” Disqualification.

(a) The Company represents and warrants that it has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act of 1934, as amended (the “Securities Act”) (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act.

(b) Each Investor and each Key Holder (each, a “Voting Party”) on behalf of itself represents and warrants, severally and not jointly, and to the Company only, that neither (i) such person, nor (ii) any entity that is an affiliate of such person, nor (iii) any director of the Company that has been designated by such person, is subject to any Disqualification Event (as defined in Section 1.8(a) above), except for Disqualification Events covered by Rule 506(d)(2)(i), (ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. No party to this Agreement entitled to designate a director of the Company under Section 2 hereof shall designate a director that is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(i), (ii) or (iii) or (d)(3) under the Securities Act, in which case such party will promptly disclose in writing to the Company and other parties to this Agreement any and all information necessary for the Company to determine whether Rule 506(d)(2)(i), (ii) or (iii) or (d)(3) applies.

(c) Each party to this Agreement represents, severally and not jointly and to the Company only, that it has exercised reasonable care to determine the accuracy of the representation made by it in either Sections 1.8(a) or 1.8(b) as applicable, and agrees to notify the Company if it becomes aware of any fact that makes the representation given by it hereunder inaccurate.

(d) Notwithstanding any other provision in this Agreement to the contrary, no party to this Agreement will be required to vote for any director or proposed director who is subject to a Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(i), (ii) or (iii) or (d)(3) under the Securities Act.

(e) The agreements under this Section 1.8 between the Company and each Voting Party are separate agreements and no Voting Party or any affiliate thereof (other than the Company) shall be directly liable to any other Voting Party under this Section 1.8.

2.	TERMINATION.

2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act that results in the Preferred Stock being converted into Common Stock;

(b) ten (10) years from the date of this Agreement.

(c) the date of the closing of an Acquisition, as defined in the Company’s Certificate of Incorporation as in effect as of the date hereof; or

(d) the date as of which the parties hereto terminate this Agreement by written consent of the holders of a majority of the Series A Preferred Stock, the holders of a majority of the Series B Preferred Stock and the Key Holders holding a majority of the Key Holder Shares who are then providing services to the Company as officers or employees.

3.	MISCELLANEOUS.

3.1 Ownership. Each Key Holder represents and warrants to the Investors and the Company that (a) such Key Holder now owns the Key Holder Shares listed on Exhibit A hereto, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms. Each Investor represents and warrants to the Investors and the Company that (a) such Investor now owns, or will own upon the Closing (as defined in the Purchase Agreement), the Investor Shares listed on Exhibit B hereto, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms.

3.2 Further Action. If and whenever any Key Holder Shares are sold, the Key Holders or the personal representative of the Key Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

3.5 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company, (ii) holders of a majority of the Series A Preferred Stock; (iii) holders of a majority of the Series B Preferred Stock; and (iv) holders of a majority of the Key Holder Shares held by Key Holders then providing services to the Company as officers or employees. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party. Notwithstanding the foregoing, Section 1.2 of this Agreement may be amended to add additional holders of Common Stock or Preferred Stock as Key Holders or Investors hereunder by an instrument in writing signed by the Company and such holders. Notwithstanding the foregoing, any amendment, modification or waiver that adversely affects the rights of an Investor in a manner that is materially different than the effect on the rights of the other Investors shall also require the written consent of such adversely affected Investor.

3.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.8 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

3.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an Investor and a party hereunder.

3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.11 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.13 Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.14 Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A or Exhibit B hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.15 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. The Prior Agreement is hereby amended in its entirety and restated herein, and all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

Signature:	/s/ Tom Chalberg

Print Name:	Thomas W. Chalberg, Jr.

Title:	President and Chief Executive Officer

Address:	1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Attn: Alan C. Mendelson, Esq.

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTORS:

VENROCK ASSOCIATES VI, L.P.
By:	Venrock Management VI, LLC
Its:	General Partner

VENROCK PARTNERS VI, L.P.
By:	Venrock Partners Management VI, LLC
Its:	General Partner

By:	/s/ David Stepp
Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P.
By:	VHCP Management, LLC
Its:	General Partner

VHCP CO-INVESTMENT HOLDINGS, LLC
By:	VHCP Management, LLC
Its:	Manager

By:	/s/ David Stepp
Authorized Signatory

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

ZYGTECH, LLC, A NEW JERSEY LIMITED LIABILITY COMPANY

By:	/s/ Zygmunt Wilf
Name:	Zygmunt Wilf

Title:	Member

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

RICHARD AND MARCIA SCHULMAN LIVING TRUST DATED 10/2/99

By:	/s/ Richard Schulman

Name:	Richard Schulman

Title:	Co-Trustee

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

ROBERTA S. HOLLAND REVOCABLE TRUST-1996, DATED 10/28/96 AS AMENDED

By:	/s/ Roberta S. Holland

Name:	Roberta S. Holland Revocable Trust - 1996

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

PENSCO TRUST COMPANY CUSTODIAN (JOSEPH OLIVEIRA), IRA 080000004747

By:	/s/ Joseph Oliveira

Name:	Joseph Oliveira

Title:

PENSCO TRUST COMPANY FBO

Joseph Oliveira
Authorized Signer

By:	/s/ Rachel Wheeler

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Joseph J. LaRosa

Name:	Joseph J. LaRosa

Title:	SVP, General Counsel & Secretary

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

COWEN AV INVESTMENT LLC

By:	Cowen Structured Holdings Inc., it’s managing member

By:	/s/ Stephen Lasota

	Name:	Stephen Lasota

	Title:	Chief Financial Officer
Cowen Group, Inc.

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTORS:

REDMILE CAPITAL FUND, LP

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the General Partner and the Investment Manager

REDMILE CAPITAL OFFSHORE FUND, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE CAPITAL OFFSHORE FUND II, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

SABBY HEALTHCARE VOLATILITY MASTER FUND, LTD.

By:	Sabby Management, LLC, its Investment Manager

	By:	/s/ Robert Grundstein
Robert Grundstein, COO and General Counsel

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

ADAGE CAPITAL PARTNERS, LP
BY:	Adage Capital Partners, GP, LLC, it’s General Partner
BY:	Adage Capital Advisors, LLC it’s Managing Member

By:	/s/ Phillip T. Gross

Name:	Phillip T. Gross

Title:	Managing Director

Adage Capital Partners, GP, LLC (“ACPGP”), serves as the general partner of Adage Capital Partners, LP, a Delaware limited partnership (the “Fund”) and as such has discretion over the portfolio of securities beneficially owned by the Fund. Adage Capital Advisors, LLC, a Delaware limited liability company (“ACA”), is managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Robert Atchinson and Phillip Gross disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTORS:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS – TD HEALTH SCIENCES FUND
VALIC COMPANY I – HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO
JOHN HANCOCK VARIABLE INSURANCE TRUST – HEALTH SCIENCES TRUST
JOHN HANCOCK FUNDS II – HEALTH SCIENCES FUND

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Taymour Tamaddon

Name:	Taymour Tamaddon

Title:	Vice President

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTORS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.
By:	Deerfield Mgmt III, L.P.
General Partner
	By:	J.E. Flynn Capital III, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTORS:

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP
By:	Rock Springs GP LLC
Its:	General Partner

By:	/s/ Jeffrey Annecchino

Name:	Jeffrey Annecchino
Authorized Signatory

Title:	COO

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

WACHTER FAMILY TRUST

By:	/s/ Paul Wachter

Name:	Paul Wachter

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Alexandre Cohen
ALEXANDRE COHEN

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

GREGORY D SNODGRASS & KATHLEEN M SNODGRASS TTEES OF THE GREGORY AND KATHLEEN SNODGRASS LIVING TRUST DTD 12/13/00

By:	/s/ Gregory D. Snodgrass

Name:	Gregory D. Snodgrass

Title:	Trustee

By:	/s/ Kathleen M. Snodgrass

Name:	Kathleen M. Snodgrass

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Stonington Cox
STONINGTON COX

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

CONSTANCE C COX TRUST DATED JUNE 28, 2000 AS AMENDED

By:	/s/ Constance C. Cox

Name:	Constance C. Cox, Trust dated June 28, 2000 as amended

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

P. ANTHONY PRICE REVOCABLE TRUST, MAY 6, 2002

By:	/s/ P.A. Price

Name:	P. Anthony Price

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

KRISTEN AND JIM WELLS FAMILY TRUST

By:	/s/ Kristen Wells

Name:	Kristen Wells

Title:	Trustee

By:	/s/ Jim Wells

Name:	Jim Wells

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Johannes Hull
JOHANNES HULL

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Michael C. Clark
MICHAEL CLARK

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Herman L. Alcalde
HERMAN ALCALDE

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ John McLaughlin
JOHN MCLAUGHLIN

AMENDED AND RESTATED VOTING AGREEMENT

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INVESTOR:

RIVERBEND RANCH PENSION TRUST

By:	/s/ Donald Ozenbaugh

Name:	Donald Ozenbaugh

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

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INVESTOR:

ALAN C. & AGNÈS B. MENDELSON FAMILY TRUST

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

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INVESTOR:

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Member of Management Committee

AMENDED AND RESTATED VOTING AGREEMENT

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INVESTOR:

GREGORY P CHAGARIS & ANTHEA C STRATIGOS TTEE CHAGARIS STRATIGOS FAM REV TST

By:	/s/ Gregory P. Chagaris

Name:	Gregory P. Chagaris

Title:	Trustee

AMENDED AND RESTATED VOTING AGREEMENT

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INVESTOR:

/s/ Jordan Dubnow
JORDAN DUBNOW

AMENDED AND RESTATED VOTING AGREEMENT

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KEY HOLDER:

/s/ Tom Chalberg
THOMAS W. CHALBERG, JR.

AMENDED AND RESTATED VOTING AGREEMENT

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KEY HOLDER:

/s/ Mark S. Blumenkranz
MARK S. BLUMENKRANZ

AMENDED AND RESTATED VOTING AGREEMENT

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KEY HOLDER:

/s/ Steven D. Schwartz
STEVEN D. SCHWARTZ

AMENDED AND RESTATED VOTING AGREEMENT

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KEY HOLDER:

/s/ Mitchell H. Finer
MITCHELL H. FINER

AMENDED AND RESTATED VOTING AGREEMENT

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EXHIBIT A

LIST OF KEY HOLDERS

Thomas W. Chalberg, Jr.

Mark S. Blumenkranz

Steven D. Schwartz

Mitchell Finer

LIST OF KEY HOLDERS

EXHIBIT B

LIST OF INVESTORS

Zygtech, LLC, a New Jersey Limited Liability Company

820 Morris Turnpike, Suite 301

Short Hills, NJ 07078

Carla Helene Blumenkranz Irrevocable Trust

20 Larguita Lane

Portola Valley, CA 94028

Scott Aubrey Blumenkranz Irrevocable Trust

20 Larguita Lane

Portola Valley, CA 94028

Erik Davis Blumenkranz Irrevocable Trust

20 Larguita Lane

Portola Valley, CA 94028

Marty G. Glick

511 Hampton Road

Piedmont, CA 94611

Thomas W. Chalberg, Jr.

2749 Carolina Avenue

Redwood City, CA 94061

Mark S. Blumenkranz

20 Larguita Lane

Portola Valley, CA 94028

Steven D. Schwartz

10801 W. Sunset Blvd.

Los Angeles, CA 90077

Mitchell Finer

150 Whitman Street

Stow, MA 01775

Richard and Marcia Schulman Living Trust dated 10/2/99

10750 Wilshire Boulevard, #1401

Los Angeles, CA 90024

LIST OF INVESTORS

Roberta S. Holland, Trustee of the Roberta S. Holland Revocable Trust-1996, dated 10/28/96 as amended

10800 Wilshire Blvd. #1404

Los Angeles, CA 90024

Pensco Trust Company Custodian (Joseph Oliveira), IRA 080000004747

409 Albasio Ct.

Angels Camp, CA 95222-9756

Venrock Healthcare Capital Partners, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

Venrock Associates VI, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

Venrock Partners VI, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

VHCP Co-Investment Holdings, LLC

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, NY 10591

Attention: President

Copy: General Counsel

Cowen AV Investment LLC

599 Lexington Ave

New York, NY 10022

Redmile Capital Fund, LP

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

LIST OF INVESTORS

Redmile Capital Offshore Fund, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

Redmile Capital Offshore Fund II, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

Redmile Special Opportunities Fund, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

Sabby Healthcare Volatility Master Fund, Ltd.

c/o Sabby Management, LLC

10 Mountainview Road, suite 205

Upper Saddle River, NJ 07458

Adage Capital Partners

200 Clarendon St. 52nd floor

Boston, MA 02116

Lobstercrew & Co. fbo T. Rowe Price Health Sciences Fund, Inc.

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Mac & Co. fbo TD Mututal Funds - TD Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Squidrig & Co. fbo VALIC Company I - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Horizon Beach & Co. fbo T. Rowe Price Health Sciences Portfolio

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

LIST OF INVESTORS

Lamppost & Co. fbo John Hancock Variable Insurance Trust - Health Sciences Trust

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

ANNUITANT & CO. fbo John Hancock Funds II - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Deerfield Special Situations Fund, L.P.

780 3rd ave 37th Floor

New York, NY 10017

Deerfield Special Situations International Master Fund, L.P.

780 3rd ave 37th Floor

New York, NY 10017

Deerfield Private Design Fund III, L.P.

780 3rd ave 37th Floor

New York, NY 10017

Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio

The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # 26-68304

Mag & Co fbo Fidelity Select Portfolios: Biotechnology Portfolio

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

LIST OF INVESTORS

Rock Springs Capital Master Fund LP

650 South Exeter Street

Suite 1070

Baltimore, MD 21202

Wachter Family Trust

127 N. Cliffwood Ave.

Los Angeles, CA 90049

Alexandre Cohen

3110 Main Street, Suite #310

Santa Monica, CA 90405

Gregory D Snodgrass & Kathleen M Snodgrass TTEES of The Gregory and Kathleen Snodgrass Living Trust Dtd 12/13/00

2045 Tasso Street

Palo Alto, CA 94301

Stonington Cox

2240 Green St. Apt.3

San Francisco, CA 94123

Constance C Cox Trust dated June 28, 2000 as amended

2999 Pacific Ave., Apt 5

San Francisco, CA 94115

P. Anthony Price Revocable Trust, May 6, 2002

2999 Pacific Ave., Apt 5

San Francisco, CA 94115

Kristen and Jim Wells Family Trust

4115 Fair Oaks Ave

Menlo Park, CA 94025

Johannes Hull

29 Dearborn Street

San Francisco, CA 94110

Michael Clark

1096 Clarendon Ct

Oakland, CA 94610

Herman Alcalde

3733 Erris Ct

South San Francisco, CA 94080

LIST OF INVESTORS

John McLaughlin

265 Glen Way

Incline Village, NV 89451

Riverbend Ranch Pension Trust

630 Smith Flat Rd.

Angels Camp, CA 95222

Alan C. & Agnès B. Mendelson Family Trust

76 De Bell Drive

Atherton, CA 94027

VP Company Investments 2008, LLC

c/o Latham & Watkins LLP 555 W. 5th Street Suite 800

Los Angeles, CA 90013

GREGORY P CHAGARIS & ANTHEA C STRATIGOS TTEE

CHAGARIS STRATIGOS FAM REV TST

60 Joyce Road

Hillsborough, CA 94010

Jordan Dubnow

c/o Main Street Advisors, Inc.

3110 Main Street, Suite #310

Santa Monica, CA 90405

LIST OF INVESTORS